EXHIBIT 99.3

CLS HOLDINGS USA, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement is made by and between CLS Holdings USA, Inc., a Nevada corporation (the “Company”), and the undersigned person (the “Investor”) who is subscribing hereby for the Company’s securities set forth below. In consideration of the Company’s agreement to sell the securities to the Investor, upon the terms and conditions and based on the disclosure set forth herein, the Investor and the Company agree and represent as follows:

DISCLOSURE REGARDING THE OFFERING

THE SECURITIES BEING OFFERED BY THE COMPANY INVOLVE A HIGH DEGREE OF RISK AND NO PERSON SHOULD INVEST WHO CANNOT AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE SECTION B FOR INFORMATION ABOUT RISK FACTORS.

The Company hereby offers to sell on an “as sold” basis up to $15,000,000 (U.S.) in original principal amount (which amount at the option of the Company may be increased to $20,000,000 (U.S.)) of convertible debentures (the “Debentures”) in minimum denominations of $1,000 (U.S.) each. The Debentures will bear interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen (18) months following their issuance, being payable by increasing the then-outstanding principal amount of the Debentures. The Debentures mature on a date that is three years following their issuance. The Debentures will be convertible into units (the “Units”) at a conversion price of $0.80 (U.S.) per Unit. Each Unit consists of (i) one (1) share of the Company’s Common Stock, par value $.001, (the “Shares”); and (ii) one-half of one (1) warrant, with each warrant exercisable for three years to purchase a Share at a price of $1.10 (U.S.). The Debentures have other features, such as mandatory conversion in the event the Shares trade at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company. The Debentures are unsecured obligations of the Company and will rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. A form of Debenture is attached hereto as Exhibit C and a form of warrant is attached hereto as Exhibit D. Fractional Shares can be issued at the discretion of the Company. All funds raised in the Offering will be delivered directly to the Company and will be immediately available to the Company. The Company, as of October 8, 2018, had 90,132,170 Shares issued and outstanding. If all of the Debentures (including the increased amount) offered are sold, thereafter converted and the underlying warrants exercised, the Shares potentially issued as a result of this Offering will represent in the aggregate approximately 37,500,000 Shares. The net proceeds of the Offering are currently expected to be used to complete construction of the Company’s Nevada cultivation facility and general working capital, although the actual usage may change as the Company’s business plans develop. Unless extended by the Company for up to an additional 30 days, the Offering will terminate on November 30, 2018.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AVAILABLE EXEMPTIONS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES COMMISSION OF ANY STATE NOR HAS THE SEC OR ANY SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE OFFERING PRICE OF THE UNITS HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

The Investor is required to pay simultaneously herewith the purchase price by wire transferring such amount to the Company:

McMurdo Law Group, LLC

ABA #

Account #

Or check made payable to the order of CLS Holdings USA, Inc. and delivered to:

CLS Holdings USA, Inc.

11767 South Dixie Highway, Suite 115

Miami, FL 33156

Jeffrey I. Binder

The Investor understands and acknowledges that the funds invested hereby will, upon acceptance by the Company of this Subscription Agreement, be unconditionally released to the Company for its use.

B.      RISK FACTORS

The purchase of the Debentures involves a high degree of risk. Before subscribing for the Debentures, each prospective investor should consider carefully the general investment risks enumerated in Exhibit A hereto, as well as the other risk factors and information contained in this Subscription Agreement and in the Company’s public filings with the SEC located at www.sec.gov.

C.     DISCLOSURE REGARDING THE COMPANY

The Company is a publicly reporting corporation subject to the reporting requirements of the Securities Exchange Act of 1934 and is current in its filing obligations. Copies of the Company’s periodic filings with the SEC can be found at www.sec.gov.

D.     SUBSCRIPTION

1.     The Investor subscribes for the amount of Debentures and at the issue price set forth on the signature page of this Subscription Agreement. Simultaneously with the delivery of this Subscription Agreement, the Investor is also delivering the entire issue price, which shall be paid by wire transfer or check as described in Section A.

2.     The Investor understands that the payment accompanying this Subscription Agreement (if accepted by the Company) will be released to the Company as discussed in Section A above, and utilized by it for its business purposes.

3.     The Investor understands, acknowledges and agrees that:

(i) This subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and may not be revoked by the Investor (unless as permitted by applicable law). If a subscription is not accepted, all funds tendered by the Investor will be refunded and returned promptly after such rejection, without interest or deduction.

(ii) The Debentures shall not be deemed issued to, or owned by, the Investor until the Company closes on this Subscription.

(iii) No federal or provincial/state agency has made any finding or determination as to the adequacy of the information set forth in this Agreement or as to the fairness of this Offering for investment, nor any recommendation or endorsement of the Debentures or the Offering.

E.     REPRESENTATIONS, WARRANTIES AND COVENANTS

The Investor hereby represents and warrants that:

1.	The Investor’s overall commitment to investments that are not readily marketable is not disproportionate to his net worth, and his investment in the Debentures will not cause such overall commitment to become excessive.

2.	The Investor has the financial ability and an adequate net worth and means of providing for his current needs and possible personal contingencies to sustain a complete loss of his investment in the Company, and he has no need for liquidity in his investment in the Debentures.

3.	The Investor has evaluated and understands the high risks and terms of investing in the Company and believes that he possesses experience and sophistication as an Investor that are adequate for the evaluation of the merits and risks associated with the Debentures.

4.	Prior to subscribing for the Debentures, the Investor has made an independent investigation of the Company and its business and has had available to him all information that he needs to make an informed decision. The Investor has carefully read this Subscription Agreement and all Exhibits. The Company has made available to the Investor and/or its attorney and/or its accountant all documents that the Investor has requested relating to investment in the Company and has provided written answers to all of its or their questions concerning the Offering and an investment in the Company. In evaluating the suitability of an investment in the Company and acquiring the Debentures, the Investor has not been furnished with or relied upon any representations or other information (whether oral or written) other than as set forth herein or as contained in any documents or written answers to questions furnished to him by the Company.

5.	The Investor has discussed with his professional, legal, tax and/or financial advisors the suitability of an investment in the Company for his particular financial situation and the aggregate purchase price indicated herein for the Debentures subscribed for does not exceed ten percent (10%) of the Investor’s net worth.

6.	If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, trust or other entity, the undersigned has been duly authorized to execute and deliver this Subscription Agreement and the signature of the undersigned on this Subscription Agreement is binding upon the partnership, corporation, trust or other entity.

7.	The Investor, (i) if an individual, is a bonafide resident of the state and country set forth in his residence address below or (ii) if a corporation, trust, partnership or other entity, has its principal place of business in the state set forth in its address below.

8.	The Investor understands that all of the representations and warranties of the Investor contained in this Agreement, and all information furnished by the Investor to the Company, are true, correct and complete in all respects and are being relied upon by the Company.

9.	The Investor is aware that the Shares purchased hereby will be restricted and that there is presently an uneven amount of activity in the market for the Company’s common stock and that no assurance can be given that an active market will exist in the future.

10.	The Investor is neither a member of, affiliated with or employed by a member of the National Association of Securities Dealers, Inc., nor is he employed by or affiliated with a broker-dealer registered with the United States Securities and Exchange Commission or with any state regulatory authority unless otherwise indicated on the Signature Page to this Agreement.

11.	The Investor understands that (i) the Debentures are a speculative investment that involve a substantial risk and the Investor may lose his entire investment and that (ii) this Offering is being made in reliance upon exemptions from registration as may be available to the Company under applicable securities laws.

12.	The Investor is acquiring the Debentures for investment for its own account and not with a view to distribution or resale, and is not holding all or any portion of the Debentures for any other person.

13.	The Debentures and any Shares purchased pursuant to this Agreement shall bear a legend restricting their transfer in substantially the following form unless and until they are registered for sale and sold pursuant to an effective registration statement.

The securities represented by this certificate have not been registered under any applicable securities laws. Any transfer of such securities will be invalid unless a registration statement under any applicable securities laws is in effect as to such transfer or, in the opinion of counsel to the Company, such registration is unnecessary in order for such transfer to comply with any applicable state securities laws. In addition, the Company may cause a stop transfer order to be placed with such transfer agent against all such certificates.

14.	The Investor agrees that it will not sell, transfer, pledge, offer for sale or otherwise transfer any of the Shares in the absence of an effective registration relating thereto under applicable securities laws or evidence that registration under applicable securities laws is not required in connection with such transfer, including, at the Company’s option, an opinion of counsel satisfactory to the Company to that effect.

15.	The Investor has reviewed Exhibit B which contains the definition of “Accredited Investor” as defined in the U.S. securities laws and the Investor is in fact an Accredited Investor.

16.	The Debentures were not offered to the Investor by way of general solicitation or general advertising and at no time was the Investor presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or through the Internet.

F.     REQUIRED DISCLOSURES FOR U.S. INVESTORS

FOR RESIDENTS OF ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE INTO AND FROM CERTAIN STATES AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF FLORIDA:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE “FLORIDA ACT”) PROVIDES THAT ANY PURCHASER OF SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER SECTION 517.061(11) OF THE FLORIDA ACT MAY WITHDRAW HIS SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE (3) BUSINESS DAYS AFTER HE TENDERS CONSIDERATION FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE (3) BUSINESS DAYS AFTER TENDERING CONSIDERATION FOR THE SECURITIES BY TELEPHONE, TELEGRAM, OR LETTER NOTICE TO THE COMPANY AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH ON THE COVER PAGE HEREOF. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

FOR RESIDENTS OF NEW YORK:

THIS SUBSCRIPTION AGREEMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL FOR THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF NEW JERSEY:

THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY DOES NOT PASS UPON OR ENDORSE THE MERITS OF ANY PRIVATE OFFERING. NO OFFERING DOCUMENT HAS BEEN FILED WITH OR OTHERWISE APPROVED BY THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

G.     MISCELLANEOUS

1.          The Investor understands that the representations, warranties, agreements, undertakings and acknowledgments contained in this Agreement are made by the Investor with the intent that they be relied upon in determining the Investor’s suitability as a purchaser of the Debentures. In addition, the Investor agrees to notify the Company, in writing, immediately of any change in any representation, warranty or other information that relates to the Investor.

2.          If more than one person is signing this Agreement, each representation, warranty and undertaking shall be a joint and several representation, warranty and undertaking of each such person. If the Investor is a partnership, corporation, trust or other entity, the Investor further represents and warrants that (i) the Investor has enclosed with this Agreement copies of its constituent documents evidencing its formation and current existence and appropriate evidence of the authority of the individual executing this Agreement to act on behalf of the Investor, and (ii) the Investor was not specifically formed to acquire the Debenture. If the Investor is a partnership, the Investor further represents that the funds to make this investment were not derived from additional capital contributions of the partners of the partnership.

3.          All pronouns and variations of pronouns contained in this Agreement shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

4.          This Subscription Agreement shall be irrevocable, except as required by law. This Subscription Agreement and the Investor’s investment shall be governed by and construed in accordance with the laws of New York, without regard to its principles of conflicts of law, and venue shall be in any appropriate state or federal courthouse located within New York City, New York.

5.          This Subscription Agreement may not be assigned by the Investor and any attempt by the Investor to assign this Agreement shall nullify and void this Agreement. Subject to the preceding sentence, this Subscription Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and permitted assigns of the Investor.

6.          The Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by written instrument signed by both parties.

H.     SIGNATURE PAGE

The undersigned hereby subscribes for $____________(U.S.) (must be in denominations of $1000.00 (or multiples thereof)). A wire in that amount has been sent or a check is enclosed herewith.

The undersigned has executed this Subscription Agreement on this ____ day of _____________, 2018.

For Entity Investor:	For Individual Investor:

Name:
[Signature]
Print Name:
By:
Print Name:
Title:
[Signature of Joint Tenant, Joint Investor or
Tenant-in-Common, if any]

[Signature of Joint Tenant, Joint Investor or
Tenant-in-Common, if any]

Investor’s Social Security Number or EIN:__________________________________________

PLEASE COMPLETE ALL APPLICABLE SECTIONS BELOW:

A.     TO BE COMPLETED BY ENTITY (INCLUDING TRUST) INVESTOR:

Jurisdiction of formation or organization: ______________________________________

Office Address:

Mailing Address:

Contact Person:

Email Address:

Telephone No.:     (___)____________________

Facsimile No.:     (___)____________________

[SIGNATURE PAGE CONTINUES]

B.     TO BE COMPLETED BY INDIVIDUAL INVESTOR:

Residence Address:

Mailing Address:

Email Address:

Telephone No.:     Home     (___)_____________     Office     (___)_____________

Facsimile No.:     Home     (___)_____________     Office     (___)_____________

C. ALSO TO BE COMPLETED BY BENEFIT PLAN OR TRUST INVESTOR:
Names of Trustees or Other Fiduciaries Exercising Investment Discretion with Respect to Benefit Plan or Trust
Signature	Printed Name	Title

Accepted:

CLS HOLDINGS USA, INC.

By:

Name: Jeffrey I. Binder

Title: Chairman

Dated: as of _____________, 2018

EXHIBIT A

RISK FACTORS

An investment in the Debentures and the Units into which the Debentures may be converted offered hereby involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment.  Prospective investors should consider carefully the following risk factors prior to making any investment decision with respect to the Debentures and the Units into which they may be converted.

The Company’s business and success is subject to numerous risk factors, in particular, the risks associated with the cannabis business in the United States, as detailed in its periodic reports filed with the U.S Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017 which is available at no cost at www.sec.gov. Listed below are additional risk factors related to the Offering.

The Securities Being Offered Are “Restricted” Securities.

We are offering the Debentures and the Units into which they may be converted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), which imposes substantial restrictions on the transfer of such securities.  All certificates which evidence the Debentures and any Shares that may be issued if and when converted will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof.  Accordingly, each investor should be aware of the long-term illiquid nature of his investment.  In no event may such securities be sold, pledged, hypothecated, assigned or otherwise transferred unless such securities are registered under the Securities Act and applicable state securities laws or we received an opinion of counsel that an exemption from registration is available with respect thereto.  Rule 144, the primary exemption for resales of restricted securities is only available for securities of issuers providing current information to the public.  Although we file reports required by the Securities Exchange Act of 1934, which generally satisfied that information requirement, we may in the future either be unwilling or unable to file such reports, which could preclude reliance on Rule 144. Additionally, Rule 144 imposes a minimum holding period of at least six (6) months. Thus, each investor should be prepared to bear the risk of such investment for an indefinite period of time.  Finally, we are not required to provide any registration rights to purchasers of the Debentures – either with respect to the Debentures or any Shares that might be issued in the future upon their conversion.

An Active Trading Market for Debentures May Not Develop.

The Debentures are a new issue of securities by the Company for which there is currently no public market and no active trading market might ever develop. We cannot assure you that an active trading market for the Debentures will develop or as to the liquidity or sustainability of any such market, your ability to sell your Debentures, or the price at which you will be able to sell your Debentures. Future trading prices of the Debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results, the market price of our Shares and the market for similar securities. Additionally, even if a market were to develop the Debentures and any Shares that might be issued upon their conversion would still be “restricted” securities and subject to the trading restrictions described above.

A-1

The Debentures Are Not Issued Pursuant to An Indenture.

The Debentures are not issued under an indenture that is qualified under the Trust Indenture Act of 1939 (the “TIA”). Accordingly, there is no independent indenture trustee who represents the interests of Debenture holders. If there were to be a default under the Debentures, each holder would be required to act on its own individual behalf. In addition, Debenture holders will not have some of the protections afforded by the TIA in the way of required or prohibited terms in indentures governing the issuance of certain indebtedness.

We May Not Have the Ability to Purchase Debentures at the Option of the Holders or to Raise the Funds Necessary to Finance Those Purchases.

Upon the occurrence of certain events, we are required to offer to purchase all outstanding Debentures. Some of these events might also be defaults under other credit facilities that we might have, which could preclude our being able to repurchase the Debentures. The terms of current or future indebtedness also could restrict our ability to purchase Debentures – as a result we would have to seek the consent of the lenders or repay those borrowings. If we were unable to obtain the necessary consent or unable to repay those borrowings, we would be unable to purchase the Debentures and, as a result, would be in default under the Debentures. In addition, it is possible that, if we were required to purchase the Debentures, we will not have sufficient funds at that time to make the required purchase of Debentures and we may be unable to raise the funds necessary.

You Should Consider the United States Federal Income Tax Consequences of Owning Debentures.

The Debentures will be characterized as indebtedness of ours for United States federal income tax purposes. Accordingly, you will be required to include, in your income, interest with respect to the Debentures, including PIK interest. You also will recognize gain or loss on the sale, exchange, conversion or redemption of a Debenture in an amount equal to the difference between the amount realized on the sale, exchange, conversion or redemption, including the fair market value of any Shares received upon conversion or otherwise, and your adjusted tax basis in the Debenture. Any gain recognized by you on the sale, exchange, conversion or redemption of a Debenture generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss.

A-2

The Debentures Will Be Unsecured and Effectively Subordinated to Any Secured Debt to the Extent of the Value of the Assets Securing Such Debt.

The Debentures will not be secured by any of our assets. As a result, the Debentures effectively will be subordinated to our existing and future secured debt, respectively, to the extent of the value of the assets securing that debt. In any liquidation, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Debentures. As a result, there may not be sufficient remaining assets to pay amounts due on the Debentures. Furthermore, if we fail to deliver our Shares upon conversion of a Debenture and thereafter become the subject of bankruptcy proceedings, a holder’s claim for damages arising from such failure could be subordinated to all of our existing and future obligations.

There Are Only Limited Exit Strategies Available Regarding Your Investment.

There is currently an uneven trading market for any Shares that might be issued as a result of conversion of Debentures and until trading activity increases on a regular basis, your only exit strategy may be to make a private sale of your Shares. As described above, there may be substantial restrictions upon your ability to do so. Accordingly, you will likely have to maintain your investment in the Shares for an indefinite period which will affect your liquidity.

We Do Not Anticipate Paying Dividends In The Near Future.

Other than interest on the Debentures (some of which is PIK interest), tt is likely that you will not see any return on your investment for quite some time in the future, inasmuch as we do not foresee paying any dividends on any Shares into which Debentures may be converted in the near future.

If Insufficient Funds Are Raised In The Offering We May Be Unable To Reach Our Goals.

As described above, the use of proceeds from this Offering is primarily to expand complete construction of certain of our facilities and for working capital and if we do not reach our target in the Offering we will be unable to fully implement our business plan and consequently you may not realize the potential upside of your investment.

There Are Substantial Differences In Investments In The Company.

Purchasers of the Shares in this Offering will have a substantially greater cash investment in the common stock than other shareholders of the Company. The Subscribers in this Offering will, if the Debentures are converted, pay $0.80 per share, whereas certain other shareholders have less or little to no cash investment in the Company. As a result, the Subscribers in this Offering will have substantially more cash at risk, on a per Share basis, than some of the current shareholders of the Company. Shareholders with relatively minor cash investment will likely have different views on certain corporate policies and strategies than Subscribers with more at stake and such shareholders may, to the extent consistent with the Company’s charter documents, implement such policies and strategies that may not satisfy the needs of an investor with a larger cash stake.

A-3

We Will Need Additional Financing.

Our capital requirements relating to the development of our business could be significant.  If such additional financing includes the sale of shares of stock in the Company, the percentage interest in the Company of Shares that might be issued upon conversion of the Debentures will be diluted. The Company’s Board of Directors will have the sole authority to determine the terms on which such additional shares of stock are sold, including the valuation of the Company used to determine the price and corresponding percentage interest in the equity interests of the Company sold to new investors providing additional capital for the Company, which may be at a lower price per Share than the price effectively paid by Subscribers in this Offering. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all.

No Independent Advisors Have Reviewed The Offering Documents On Behalf Of The Investors.

We have not retained any independent professionals to review or comment on the offering or otherwise protect the interests of the investors hereunder. Although we have retained our own counsel, neither that law firm nor any other law firm has made, on behalf of the investors, any investigation of the merits or the fairness of the Offering or of any factual matters represented herein, and purchasers of the Shares should not rely on such law firm so retained with respect to any matters herein described. Prior to making an investment in the Shares, all potential investors should consult with their own legal, financial and tax advisers.

We Face Additional Risks Not Listed Above

The above listed risk factors are only some of the significant risk factors that investors face in the Offering, and a comprehensive list of all possible risks would be impossible to prepare. In addition to the investment related risk factors listed above the Company faces risk factors related to its business, some of which risk factors are listed in, and incorporated by reference from, its Annual Report on Form 10-K. All potential Subscribers must understand that our business can fail for a multiplicity of reasons, in which case their investment would be lost. We encourage you guide yourselves accordingly.

A-4

EXHIBIT B

ACCREDITED INVESTOR

The Investor is an “accredited investor,” as that term is defined in Regulation D under the Securities Act (an “Accredited Investor”), because the Investor falls into at least one of the following definitions of that term.

(1)     The Investor is a natural person who satisfies at least one of the following tests at the time of the sale of the Debentures to him:

The Investor, either individually or together with the Investor’s spouse, has a net worth in excess of $1,000,000, not including the value of their primary residence.

The Investor had an individual income (not including the income of the Investor’s spouse) in excess of $200,000 in each of the two most recent years, or the Investor had a joint income with the Investor’s spouse in excess of $300,000 in each of the two most recent years, and the Investor’s individual or joint income, as the case may be, is expected to meet the same income levels in the current year.

(2)     The Investor is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

(3)     The Investor is a broker or dealer registered pursuant to Section 1 of the Securities Exchange Act of 1934, as amended.

(4)     The Investor is an insurance company as defined in Section 2(13) of the Securities Act.

(5)     The Investor is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a) (48) of that Act.

(6)     The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

(7)     The Investor is a plan established and maintained by a State, its political subdivisions, or an agency or instrumentality of a State or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000.

B-1

(8)     The Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with any of the following characteristics:

A plan where all of the participants are Accredited Investors by satisfying one of the tests set forth in 1 above.

A plan that is a self-directed plan and its participants are, and its investment decisions are made solely by, persons who are Accredited Investors by satisfying one of the tests set forth in 1 above.

A plan where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser.

A plan that has total assets in excess of $5,000,000.

(9)     The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

(10)     The Investor is an Individual Retirement Account (IRA) in which the participant is an Accredited Investor by satisfying one of the tests set forth in 1 above.

(11)     The Investor is a Keogh Plan in which the participant is an Accredited Investor by satisfying one of the tests set forth in 1 above.

(12)     The Investor is a trust with any of the following characteristics:

The trust may be amended or revoked at any time by the grantors and all of the grantors are Accredited Investors by satisfying one of the other definitions of an Accredited Investor described in this Subscription Agreement.

The trust has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Membership Interests offered and its purchase is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

(13)     The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, a corporation, limited liability company, or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Membership Interests offered in this offering and which has total assets in excess of $5,000,000.

B-2

(14)     The Investor is a director or executive officer of the Company.

(15)     A general partnership that was not formed for the specific purpose of investing in this offering and in which all of the general partners are Accredited Investors by satisfying one of the other definitions of an Accredited Investor described in this Subscription Agreement.

(16)     A limited partnership that was not formed for the specific purpose of investing in this offering and in which all of the general partners and all of the limited partners are Accredited Investors by satisfying one of the other definitions of an Accredited Investor described in this Subscription Agreement.

(17)     A corporation that was not formed for the specific purpose of investing in this offering and in which all of the owners of stock are Accredited Investors by satisfying one of the other definitions of an Accredited Investor described in this Subscription Agreement.

B-3